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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A (file No. 33-12608) of the The HighMark Group, of our report dated September 22, 1995 on our audits of the financial statements and financial highlights of the Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Tax-Free Fund, Bond Fund, Government Bond Fund, Income Equity Fund, Balanced Fund, Growth Fund, and Income and Growth Fund constituting The HighMark Group which report is included in the Annual Report to Shareholders for the year ended July 31, 1995 which is included in this Registration Statement. We also consent to the reference to our Firm under the caption "Auditors" in the Statement of Additional Information relating to The HighMark Group in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A. We also consent to the reference to our Firm under the caption "Financial Highlights" in the prospectuses relating to The HighMark Group in this Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A.




                                                       COOPERS & LYBRAND L.L.P.


Columbus, Ohio
November 27, 1995